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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                               DJ ORTHOPEDICS, LLC


           AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") of DJ Orthopedics, LLC, a Delaware limited liability company, made effective as of June 30, 1999 by DonJoy, L.L.C., a Delaware limited liability company, as the sole member (the "Member").

       1. Formation of the Company. By execution of this Agreement, the Member hereby ratifies, confirms and approves any and all actions taken by Todd H. Greene as its duly authorized agent, including, without limitation, the filing of a certificate of formation (the "Certificate") with the Secretary of State of Delaware for the purpose of forming DJ Orthopedics, LLC (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act, Del. C. Section 18-101, et seq. (the "Act"), and any other actions taken regarding the qualification of the Company to do business in various states of the United States of America.

       2. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is DJ Orthopedics, LLC.

       3. Purpose. This Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

       4. Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is located at 9 East Loockerman Street, City of Dover, County of Kent. The registered agent of the Company at such address is National Registered Agents, Inc.

       5. Membership Units. The Company shall be authorized to issue one hundred
(100) membership units ("Membership Units"), all of which shall be issued to the Member. Membership Units shall for all purposes be personal property.


       6. Certificate of Membership Units. The Company shall issue to the Member a limited liability company certificate in the form annexed hereto as Exhibit A (a "Certificate"), evidencing the Membership Units in the Company held by such Member. The Certificate shall be transferable only on the books of the Company, to be kept by the Secretary of the Company, on surrender thereof by the registered holder in person or by attorney, and until so transferred, the Company may treat the registered holder of a Certificate as the owner of the interest evidenced thereby for all purposes whatsoever. Nothing contained in this Section 6 shall authorize or permit the Member to transfer its interest except as contemplated by Section 8. For the purposes of Article 8 in any Uniform Commercial Code, each interest in the Company as evidenced by a Certificate shall be deemed to be a security, as such term is defined in any Uniform Commercial Code.


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       7. Agreement to Pledge Membership Units. Notwithstanding any provision herein to the contrary, the Member shall pledge such Member's Membership Units in the Company to secure the indebtedness of the Company or its subsidiaries. The Member hereby agrees to take any and all actions and execute such instruments, agreements and other documents to effect the pledge of such Member's Membership Units.

       8. Pledge of Membership Units. To secure, among other things, the payment and performance of the obligations of the Company under that certain Credit Agreement which is to be entered into and dated as of June 30, 1999, among First Union National Bank as Administrative Agent and collateral agent (in such capacity the "Collateral Agent"), The Chase Manhattan Bank ("Chase") as Issuing Bank, Administrative Agent and Syndication Agent, the Lenders from time to time party thereto, the Member as Parent and the Company (as amended from time to time, the "Credit Agreement"), the Member will pledge 100% of its Membership Units in the Company to the Collateral Agent, for the benefit of itself and the other Secured Parties (as defined in the Credit Agreement). Such pledge is hereby authorized by the Member and the Company. The books and records of the Company shall be marked to reflect the pledge of the Membership Units to the Collateral Agent, for the benefit of itself and the other Secured Parties. For so long as any Loans (as defined in the Credit Agreement) remain outstanding, no Membership Interest or any rights relating thereto will be transferred or further encumbered and no new Members will be admitted without the written consent of the Collateral Agent and, if the Company is advised by the Collateral Agent that an event of default has occurred under the Credit Agreement, the Company will comply with the provisions of the Pledge Agreement (as defined in the Credit Agreement) which is to be entered into and dated as of June 30, 1999. No exercise by the Collateral Agent of its rights under such Pledge Agreement shall constitute a violation of or be prohibited by this Agreement and the Collateral Agent shall become a member upon such exercise.

       9. Capital Contribution by the Member. The Member has contributed to the Company on the date hereof, by delivery of a counterpart of a Bill of Sale, Assignment and Assumption Agreement providing for the sale and transfer of certain assets and liabilities to the Company for less than the fair market value of such assets (net of such liabilities); such difference shall be treated as a contribution to capital by the Member. The Member shall not be obligated to make any further capital contributions to the Company and the Membership Units shall not be assessable by the Company.

       10. Allocation of Profits and Losses. The Company's profits and losses shall be allocated entirely to the Member, and the Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 10 to the fullest extent permitted by Sections 704(b) and (c) of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

       11. Distributions. Subject to any limitations on distributions set forth in any agreements with respect to indebtedness of the Company, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Managers (the "Board") of the Company.


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       12. Management of the Company. Subject to the delegation of rights and powers provided for herein and in the By-laws of the Company (as such By-laws may be amended from time to time, and as such are expressly incorporated by reference into this Agreement and made a part hereof), the Board shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Board of Managers shall consist of that number of managers as shall be selected by the Member.

       13. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chief Executive Officer, and President, any Vice President, Chief Financial Officer, any Secretary or any Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the Board to some other officer and agent of the Company.

       14. Limitations on Authority. The authority of the Board over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

       15. Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless the Member, any member of the Board, or any officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, the Member, member of the Board, officer or employee of the Company.

       16. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Board to such effect; and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

       17. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member.

       18. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

       19. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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           IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Operating Agreement as of the date first written above.


                                 DONJOY, L.L.C.


                                 By: /s/ Leslie H. Cross
                                     --------------------------------
                                     Name:  Leslie H. Cross
                                     Title:    President and CEO


                                 DJ ORTHOPEDICS, LLC


                                 By: /s/ Leslie H. Cross
                                     --------------------------------
                                     Name:  Leslie H. Cross
                                     Title: President and CEO



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